United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Pursuant to Section 2.4(b)(vi)(C)(VII) of the loan agreement dated as of October 1, 2020, by and between the Southern Ohio Port Authority (“SOPA”) and PureCycle: Ohio LLC (“PCO”) (as amended, the “Loan Agreement”), PCO, an indirect wholly-owned subsidiary of the Company, posted to the Electronic Municipal Market Access (“EMMA”) on December 15, 2023 a presentation which includes PCO’s 2024 operating budget (“Operating Budget”). The Operating Budget is filed as Exhibit 99.1 to this current report on Form 8-K.
On December 18, 2023, PureCycle Technologies, Inc. (“Company”) issued a press release regarding the status of operations at the Company’s purification facility in Ironton, Ohio (“Ironton Facility”). The Ironton Facility resumed operations on December 5, 2023, following the successful completion of activities during a planned November outage to address a number of key reliability issues. However, the facility is currently not operating due to a mechanical failure that occurred last week. The facility was safely shutdown with no further equipment damage, and the Company is working to restore operations. Consequently, operations are below management’s expected post-outage ramp and the Company will not be able to meet the December 31, 2023 milestone of 4.45 million pounds of pellet production under the Limited Waiver and Second Supplemental Indenture (the “Second Limited Waiver”) by and between PCO and UMB Bank, N.A., the Trustee under the loan agreement between SOPA”) and PCO for certain revenue bonds issued by SOPA on October 20, 2020.
Pursuant to the terms of the Second Limited Waiver, the failure to satisfy the December pellet production milestone is not an Event of Default, and PCO has an additional ninety days in which to achieve the milestone. The needed maintenance to the Ironton Facility is largely complete and management expects a return to continuous operations shortly.
This Report on Form 8-K contains forward-looking statements, including statements about the outcome of any legal proceedings to which the Company is, or may become a party, and the financial condition, results of operations, earnings outlook and prospects of the Company. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may refer to projections and forecasts. The forward-looking statements are based on the current expectations of the Company’s management, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	PureCycle: Ohio LLC 2024 Operating Budget Presentation
99.2	Press Release dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PURECYCLE TECHNOLOGIES, INC.
By: /s/ Jeffrey R. Fieler____________________
Name: Jeffrey R. Fieler
Title: Interim Chief Financial Officer
Date: December 18, 2023